8-K 1 gble8k.htm GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

GLOBAL 8 ENVIRONMENTAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

000-30096
(Commission file number)

Nevada	77-0454933
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

677 - 7th Avenue, #410 San Diego, CA 92101	(760) 390-8351
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

a) Appointment of John Thomas to Board of Directors

On March 15, 2011, Daniel H. Wolf, Chairman of the Board and sole director, in order to increase shareholder representation on the Board, appointed John Thomas to the post of Director. Thomas is a shareholder with 200,000 shares and an experienced executive. He will not be accepting compensation for serving in this position.

Item 8.01 Issuance of Press Release

On March 15, 2011, the Registrant authorized issuance of a press release announcing the appointment to the Board of John Thomas.

A copy of the authorized press release is attached to this Report as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

a) Revocation of One-Time Issuance of Shares to Officers and Directors, Restoration of Status Quo Ante Compensation Package

The Board of Directors, acting via the sole remaining Director Daniel H. Wolf, on February 25, 2011, resolved to revoke the May 24, 2010, one-time-compensation share issuances to former CEO Julio Ferreira, former CEO Tad Simmons, and Chairman Daniel H. Wolf. The three persons named assented to the revocation. This revocation restores with minor administrative changes the status quo ante compensation package voted by the full board on December 9, 2009. The shares were never issued; there is therefore no anti-dilution impact on other shareholders of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global 8 Environmental Technologies, Inc.

Dated: March 4, 2011	/s/ Daniel H. Wolf
Daniel H. Wolf
Chairman of the Board of Directors